EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 2003, appearing in the Annual Report on Form 10-K of Syms Corp for the year ended February 26, 2005.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey

August 8, 2005